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Exhibit 23.1

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We hereby consent to the incorporation by reference in the Registration Statements on Form S-8 (Nos. 333-123242, 333-117029, 333-88190, 333-88160,
333-88154, 333-88158, 333-87764, 333-73682, 333-67432, 333-61928, 333-40848,
333-40842, 333-66457, 333-66455, 333-66429) and Form S-3 (Nos. 333-109535,
333-105176, 333-102716, 333-102714, 333-98849, 333-88320, 333-87194, 333-82562,
333-70122, 333-68060, 333-68062, 333-56642, 333-42620) of Brooks Automation,
Inc. of our report dated November 3, 2004, except for the second paragraph of
Note 2 and Note 20, as to which the date is August 24, 2005, relating to the financial statements of Brooks Automation, Inc., which appears in this Current Report on Form 8-K.

/s/ Pricewaterhouse Coopers LLP
Boston, Massachusetts
August 24, 2005